Exhibit 4.1

Restated Loan And Security Agreement

between

CPAC, INC.

"Borrower"

and

Bank of America, N.A.

"Lender"

Dated: August 29, 2002

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Restated Loan And Security Agreement

         THIS AGREEMENT (the "Agreement"), dated as of August 29, 2002 between CPAC, INC., ("Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender");

W I T N E S S E T H :

         In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

          1.       Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.

          2.       The Loan Facility.

                    2.1.   Loans.

                    (a)      Lender agrees, on the terms and conditions set forth in this Agreement, to make Advances to, and to issue letters of credit (in addition to the Bond Letter of Credit) for the account of, Borrower from time to time during the Revolving Loan Period in amounts such that the aggregate principal amount of Advances and the face amount of any letters of credit (but specifically excluding the Bond Letter of Credit) at any one time outstanding will not exceed the Maximum Revolving Loan Amount (the "Revolving Loan"). Within the foregoing limit and subject to this Agreement, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Loan Period.

                    (b)      Up to $10,000,000 at any one time outstanding of the Revolving Loan shall be allocated to an automatic borrowing and repayment facility (the "Auto-Borrow Facility") in accordance with Lender's cash management services, which services shall govern the making of Advances and repayments of principal and interest on this portion of the Revolving Loan.

                    (c)      Up to $10,000,000 at any one time outstanding of the Revolving Loan shall be allocated to a manual borrowing and repayment facility (the "Manual Borrow Facility"), with Advances be made to Borrower only upon specific written request (or, at Lender's option, upon telephonic notice promptly confirmed in writing).

                    2.2.   Promissory Notes.

                    (a)      The Auto-Borrow Facility of the Revolving Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of the Maximum Auto-Borrow Revolving Loan Amount dated of even date herewith (as amended, modified, supplemented, restated or renewed from time to time, the "Auto-Borrow Revolving

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Note") and shall be repayable in accordance with the terms of the Auto-Borrow Revolving Note and this Agreement.

      The Manual Borrow Facility of the Revolving Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of the Maximum Manual Revolving Loan Amount dated of even date herewith (as amended, modified, supplemented, restated or renewed from time to time, the "Manual Borrow Revolving Note" and together with the Auto-Borrow Revolving Note, the "Notes") and shall be repayable in accordance with the terms of the Manual Borrow Revolving Note and this Agreement.

                    2.3.   Repayment of Loans.

                    (a)      The Auto-Borrow Facility of the Revolving Loan shall mature, and the principal amount thereof and all interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Revolving Loan Termination Date.

                    (b)      The Manual Borrow Facility of the Revolving Loan shall mature, and the principal amount thereof and all interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Revolving Loan Termination Date.

                    (c)      Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                    (d)      To the extent that the aggregate amount of all Advances and the face amount of all outstanding letters of credit (but specifically excluding the Bond Letter of Credit) exceeds the Maximum Revolving Loan Amount, the amount of such excess will be paid immediately to Lender upon Lender's demand. To the extent that the aggregate amount of all Advances under the Auto-Borrow Facility exceeds the Maximum Auto-Borrow Revolving Loan Amount, the amount of such excess will be paid immediately to Lender upon Lender's demand. To the extent that the aggregate amount of all Advances under the Manual Borrow Facility (including the face amount of all outstanding letters of credit (but specifically excluding the Bond Letter of Credit)) exceeds the Maximum Manual Borrow Revolving Loan Amount, the amount of such excess will be paid immediately to Lender upon Lender's demand.

                    2.4.   Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Lender's discretion.

                    2.5.   Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Notes.

                    2.6.   Letters of Credit.

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                    (a)      At its discretion Lender may from time to time, in addition to the Bond Letter of Credit, issue, extend or renew letters of credit for the account of Borrower or its Subsidiaries under the Manual Facility of the Revolving Loan; provided, the stated expiration date thereof shall not be later than the Revolving Loan Termination Date. The availability of Advances under the Manual Facility of the Revolving Loan shall be reduced by outstanding obligations of Lender under any letters of credit (but specifically excluding the Bond Letter of Credit). All payments made by Lender under any such letters of credit (whether or not Borrower is the account party or drawer) and all fees, commissions, discounts and other amounts owed or to be owed to Lender in connection therewith, shall be deemed to be Advances under the Manual Revolving Note, and shall be repaid on demand. Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Lender may require. The form and substance of all letters of credit, including expiration dates, shall be subject to Lender's approval. Lender may charge a fee or commission for issuance, renewal or extension of a letter of credit. Borrower unconditionally guarantees all obligations of any Subsidiary with respect to any such letters of credit issued by Lender for the account of such Subsidiary. Upon a Default, Borrower shall, on demand, deliver to Lender good funds equal to 100% of Lender's maximum liability under all outstanding letters of credit, to be held as cash collateral for Borrower's reimbursement obligations and other Obligations.

                    (b)      Any letter of credit issued hereunder shall be governed by the International Standby Practices (1998) of the Institute of International Banking Law & Practice, International Chamber of Commerce Publication No. 590 ("ISP98"), as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Lender hereunder or in any other Loan Document.

                    (c)      The letter of credit sub-facility under this Section 2.6 is in addition to the Bond Letter of Credit.

                    2.7.   Statement of Account. If Lender provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.

                    2.8.   Fees.

                    (a)      Borrower shall pay to Lender on the date hereof a commitment fee in the amount of $50,000 for the Revolving Loan, which fee has been fully earned by Lender and is non-refundable in its entirety.

                    (b)      Borrower shall pay to Lender a commitment fee for each day at a rate per annum equal to the product of (i) one quarter of one percentage point (0.25%) multiplied by (ii) the difference between (A) the Maximum Revolving Loan Amount and (B) the aggregate outstanding amount of the Advances under the Revolving Loan on such day, payable

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quarterly on the first day of each calendar quarter with respect to the immediately preceding quarter.

                    2.9.   Termination. Upon at least thirty (30) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement and the Loan facility. Lender may terminate the Loan facility hereunder at any time, without notice, upon or after the occurrence of a Default or Event of Default.

                    2.10.  Increased Costs; Reduced Returns.

                    (a)      If after the date hereof, a Change of Law or compliance by Lender with any request or directive (whether or not having the force of law) of any Authority either: (i) shall subject Lender to any tax, duty or other charge with respect to the Loans, the Notes or its obligation to make Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Loans or any other amounts due under this Agreement or the other Loan Documents in respect of the Loans or its obligation to make the Loans (except for changes in the rate of tax on the overall net income of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit insurance or similar requirement (including, without limitation, any such requirements imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, Lender; or (iii) shall impose on the Lender or the London Interbank Market any other similar condition affecting the Loans, the Notes or its obligation to make Loans; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Loan, or to reduce the amount received or receivable by Lender under this Agreement, under the Notes or under the other Loan Documents with respect thereto, by an amount deemed by Lender to be material, then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

                    (b)      If Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations with respect to such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy), by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

                    (c)      Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

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          3.        Conditions Precedent to Borrowing.

                    3.1.    Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Lender will not make the initial Advance under the Revolving Loan unless and until the following conditions shall have been satisfied:

                    (a)      Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Notes, the Leasehold Mortgage, and other required Loan Documents, all in form and substance satisfactory to Lender.

                    (b)      Supporting Documents. Borrower shall cause to be delivered to Lender the following documents:

         (i)       A copy of the governing instruments of Borrower and its Domestic Subsidiaries, and a good standing certificate of Borrower and Domestic Subsidiaries, certified by the appropriate official of its state of incorporation, if different;

         (ii)      Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

         (iii)     The legal opinion of Borrower's and any Guarantor's legal counsel addressed to Lender regarding such matters as Lender and its counsel may request;

         (iv)     Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Lender, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance; and

         (v)      UCC searches and other Lien searches showing no existing security interests in or Liens on the Borrower's or its Domestic Subsidiaries' assets, other than Permitted Liens.

                    (c)      Insurance. Borrower shall have delivered to Lender satisfactory evidence of insurance meeting the requirements of Section 5.3.

                    (d)      Perfection of Liens. UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the

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interests and rights created or intended to be created by the Security Agreement and the Leasehold Mortgage; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement, the Leasehold Mortgage and the financing statements shall duly have been paid.

                    (e)      Additional Documents. Borrower shall have delivered to Lender all additional opinions, documents, certificates and other assurances that Lender or its counsel may require.

                    (f)      Payment of Fees. Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.

                    3.2.    Conditions Precedent to Each Revolving Loan Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any request for an Advance and each request for an Advance (whether or not a written Advance request is required) shall be deemed to be a representation that all such conditions have been satisfied:

                    (a)      Advance Request. With respect to Advances under the Manual Facility of the Revolving Loan, Borrower shall have delivered to Lender a request for an Advance and such other information as may be reasonably required by Lender.

                    (b)      No Default. No Default or Event of Default shall have occurred and be continuing or could occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance request, Borrower shall have delivered to Lender an officer's certificate to such effect, which may be incorporated in the Advance request.

                    (c)      Correctness of Representations. All representations and warranties made by Borrower herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Lender an officer's certificate to such effect, which may be incorporated in the Advance request.

                    (d)      No Adverse Change. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Borrower or any Subsidiary from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                    (e)      Limitations Not Exceeded. The proposed Advance shall not cause the outstanding principal balance of the Revolving Loan to exceed the Maximum Revolving Loan Amount, nor shall Maximum Auto-Borrow Revolving Loan Amount or the Maximum Manual Revolving Loan Amount be exceeded.

                    (f)      Further Assurances. Borrower shall have delivered such further documentation or assurances as Lender may reasonably require.

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          4.       Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Borrower hereby represents and warrants (all of which shall survive the execution and delivery of the Loan Documents and all of which shall be deemed made as of the date hereof and as of the Advance Date), on behalf of it and each of its Subsidiaries, that:

                    4.1.    Valid Existence and Power. It and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on it; and it and each other Person which is a party to any Loan Document (other than Lender) has the power to make and perform the Loan Documents executed by it, and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

                    4.2.    Authority. The execution, delivery and performance thereof by it and each other Person (other than Lender) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

                    4.3.    Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to Lender, neither it nor any Subsidiary nor (to its knowledge) any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any unrealized or anticipated losses from any commitments of such Person which could reasonably be expected to have a Material Adverse Effect; all such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower, Subsidiary or Guarantor, as the case may be, as of the date thereof; and it is not aware of any adverse fact (other than facts which are generally available to the public and not particular to it, such as general economic or industry trends) concerning its financial or business condition or future prospects or any Subsidiary or any Guarantor which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to Lender, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Lender; and it is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, it will be Solvent.

                    4.4.    Litigation. There are no suits or proceedings pending, or to its knowledge threatened, before any court or by or before any governmental or regulatory

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authority, commission, bureau or agency or public regulatory body against or affecting it, any Subsidiary or (to its knowledge) any Guarantor, or their assets, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

                    4.5.    Agreements, Etc. Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

                    4.6.    Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by it or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any Authority having jurisdiction over such Person, which default could reasonably be expected to have a Material Adverse Effect. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any Authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

                    4.7.    Title. It and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens, and it alone has full ownership rights in all Collateral.

                    4.8.    Collateral. The security interests granted to Lender herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens; and all of the Collateral is intended for use solely in its business.

                    4.9.    Location. Its chief executive office where its business records are located, all of its other places of business and any other places where any Collateral is kept, are all located at the addresses indicated on Exhibit 4.9; the Collateral is located and shall at all times be kept and maintained only at its location or locations as described on Exhibit 4.9 herein; and no such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Lender has otherwise agreed in writing.

                    4.10.  Taxes. It and each Subsidiary have filed all applicable income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments

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received by it to the extent that such taxes have become due; and neither it nor any Subsidiary is subject to any federal, state or local, or foreign, tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes; and it and each Subsidiary have paid all sales and excise taxes payable by it.

                    4.11.  Labor Law Matters. No goods or services have been or will be produced by it or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

                    4.12.  Judgment Liens. Neither it nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

                    4.13.  Subsidiaries. Its Domestic Subsidiaries and Foreign Subsidiaries are listed on Exhibit 4.13.

                    4.14.  Environmental. Except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of its business and in strict compliance with all Environmental Laws, neither it, nor to its best knowledge any other previous owner or operator of any real property currently owned or operated by it, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws; no Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by Borrower by any other Person, or is now located on such property; and it is in full compliance with all applicable Environmental Laws and it has not been notified of any action, suit, proceeding or investigation which calls into question compliance by it with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

                    4.15.  ERISA. Neither it nor any Subsidiary has any unfunded liabilities with respect to any pension, profit-sharing or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                    4.16.  Investment Company Act. Neither it nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

                    4.17.  Names. It currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement; and except as disclosed on Exhibit 4.17, during the preceding five (5) years it has not (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.

                    4.18.  Intellectual Property. It and its Subsidiaries possess all licenses, certificates, franchises, permits and other authorizations from governmental and political

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subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of their respective material Properties and assets, and neither it nor any of its Subsidiaries is in violation of any thereof, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, and, in any event, Borrower and its Subsidiaries possess all intellectual property rights necessary for the ownership, operation and development of its (or their) business as conducted, or contemplated to be conducted, by Borrower and such Subsidiaries.

                    4.19.  Insider. It is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of it is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a subsidiary, or of any subsidiary of a bank holding company of which Lender is a subsidiary.

                    4.20.  Compliance with Covenants; No Default. It is, and upon funding of the Loans will be, in compliance with all of the covenants hereof; and no Default or Event of Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loans will not cause a Default or Event of Default.

                    4.21.  Full Disclosure. There is no material fact which is known or which should be known by it that it has not disclosed to Lender which could have a Material Adverse Effect; and no Loan Document, nor any agreement, document, certificate or statement delivered by it to Lender, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by it necessary to keep the other statements from being misleading.

         5.         Affirmative Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower and each Subsidiary:

                    5.1.    Use of Loan Proceeds. Shall use the proceeds of (i) the Auto-Borrow Facility of the Revolving Loan only for working capital to be used in the operation of its business, and (ii) the Manual Facility of the Revolving Loan only acquisitions permitted under Section 7.5 hereof, for standby letters of credit, for working capital or for other corporate purposes, and in each case shall furnish Lender all evidence that it may reasonably require with respect to such use.

                    5.2.    Maintenance of Business and Properties. Shall at all times maintain, preserve and protect its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a

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similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

                    5.3.    Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by Lender and shall insure and keep insured all of its material properties in good and responsible insurance companies satisfactory to Lender.

                    5.4.    Notice of Default. Shall provide to Lender immediate notice of (a) the occurrence of a Default or Event of Default and what action (if any) it is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any damage or loss to property that could reasonably be expected to have a Material Adverse Effect, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance that could reasonably be expected to have a Material Adverse Effect, (g) the cancellation or termination of, or any default under, any agreement to which it is a party or by which any of its properties are bound, which cancellation or termination could reasonably be expected to have a Material Adverse Effect, or any acceleration of the maturity of any of its Debt; and (h) any loss or threatened loss of licenses or permits, which loss could reasonably be expected to have a Material Adverse Effect.

                    5.5.    Inspections. Shall permit inspections of the records of such Person, at such times and in such manner as may be reasonably required by Lender and shall further permit such inspections, reviews and examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Lender may desire) by Lender as Lender may deem necessary or desirable from time to time. The cost of any such examinations, reviews, verifications and inspections shall be borne by Borrower.

                    5.6.    Financial Information. Shall maintain books and records in accordance with GAAP and shall furnish to Lender the following periodic financial information:

                    (a)      Interim Statements. Within forty five (45) days after the end of each fiscal quarter, Borrower's consolidated unaudited balance sheet at the end of that period and its consolidated and consolidating income statement and statement of cash flows for that period (and for the portion of the fiscal year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by its chief financial officer as true and correct and fairly representing its and its Subsidiaries financial condition and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments;

                    (b)      Annual Statements of Borrower. Within one hundred twenty (120) days after the end of each fiscal year, Borrower's audited financial statements containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in

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comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an unqualified audit opinion of independent certified public accountants acceptable to Lender that the financial statements were prepared in accordance with GAAP. Borrower shall, at Lender's request, obtain such written acknowledgments from its independent certified public accountants as Lender may require permitting Lender to rely on such annual financial statements.

                    (c)      No Default Certificates. Together with each report required by Subsection (a) and (b), a certificate of Borrower's president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and its intention with respect thereto, and in addition, shall cause its independent auditors (if applicable) to submit to Lender, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof;

                    (d)      Accounts Aging. Within forty five (45) days after the end of each fiscal quarter, a consolidated summary aging of Borrower's Accounts, in form and substance satisfactory to Lender;

                    (e)      Auditor's Management Letters. Promptly upon receipt thereof, copies of each report submitted to it by independent public accountants in connection with any annual, interim or special audit made by them of its books including, without limitation, each report submitted to it concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with its annual audit;

                    (f)      Other Information. Such other information reasonably requested by Lender from time to time concerning the business, properties or financial condition of any Guarantor, Borrower and their respective Subsidiaries.

                    5.7.    Maintenance of Existence and Rights. Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

                    5.8.    Payment of Taxes, Etc. Shall pay before delinquent all of its Debts and taxes, except that Lender shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Lender may require bonding or other assurances).

                    5.9.    Subordination. Except as described on Exhibit 5.9, shall cause all debt and other obligations now or hereafter owed to any shareholder or Affiliate to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Lender.

                    5.10.   Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation,

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ERISA, all securities laws and all laws relating to hazardous materials and the environment; and unless approved in writing by Lender, neither it nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

                    5.11.   Further Assurances. Shall take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

                    5.12.   Covenants Regarding Collateral. Shall, regarding the Collateral:

                    (a)      use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

                    (b)      as agent for Lender, will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

                    (c)      at Lender's request, obtain and deliver to Lender such waivers as Lender may require waiving the landlord's, mortgagee's or other lienholder's enforcement rights against the Collateral and assuring Lender's access to the Collateral in exercise of its rights hereunder;

                    (d)      promptly deliver to Lender all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral, appropriately endorsed to Lender's order; and

                    (e)      except for sales of Inventory in the ordinary course of business, not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein.

                    5.13.   Deposit Account. Shall, for Borrower and its Domestic Subsidiaries, maintain Lender as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

         6.         Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, neither Borrower nor any Subsidiary:

                    6.1.     Debt. Shall create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

                    6.2.     Liens. Shall create or permit any Liens on any of its property except Permitted Liens.

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                    6.3.     Stock Repurchases; Debt Prepayment. Shall purchase, redeem or otherwise acquire any of its stock or other equity interests in excess of $2,000,000 in the aggregate each fiscal year or pay or acquire any debt subordinate to the Obligations.

                    6.4.     Loans and Other Investments. Shall make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody's Investors Services, Inc. or Standard & Poor's Corporation, (d) investments in, and loans to, Domestic Subsidiaries, provided, each such Domestic Subsidiary shall have complied with the provisions of Section 6.11(a) through (f) hereof, (e) Borrower's existing investments in, and loans to, its Foreign Subsidiaries as of the date hereof, (f) new investments in, and loans to, Foreign Persons (even if, as a result thereof, such Foreign Persons become Foreign Subsidiaries), provided, however, the aggregate amount of new investments in, and loans to, such Foreign Persons shall not exceed $5,000,000 in the aggregate, (g) endorsement of negotiable instruments for collection in the ordinary course of business, and (h) advances to employees for business travel and other expenses incurred in the ordinary course of business.

                    6.5.     Change in Business. Shall enter into any business which is substantially different from the business in which it is presently engaged.

                    6.6.     Transactions with Affiliates. Shall directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in after written notice to Lender if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed.

                    6.7.     No Change in Name, Offices; Removal of Collateral. Shall unless it shall have given 60 days' advance written notice thereof to Lender, (a) change its name or the location of its chief executive office or other office where books or records are kept, (b) use any new trade or fictitious name (provided its use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names), or (c) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 4.9.

                    6.8.     No Sale, Leaseback. Shall enter into any sale-and-leaseback or similar transaction.

                    6.9.     Margin Stock. Shall use any proceeds of the Loans to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal

35

Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

                    6.10.   Tangible Collateral. Shall, except as otherwise provided herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; or allow any tangible Collateral to become a fixture unless Lender shall have given its prior written authorization.

                    6.11.   Domestic Subsidiaries. Shall acquire, form or dispose of any Domestic Subsidiaries or permit any Domestic Subsidiary to issue capital stock except to its parent; provided, however, Borrower may form and acquire Domestic Subsidiaries if: (a) such Domestic Subsidiary executes a guaranty of the Obligations, in the form attached hereto as Exhibit 6.11(a); (b) such Domestic Subsidiary executes a security agreement granting Lender a Lien on all of its assets to secure the Obligations, in the form attached hereto as Exhibit 6.11(b) (and, for any real property interests, a mortgage, deed of trust or deed to secure debt in such form as Lender may require, together with title insurance and such other real estate due diligence (including appraisals, environmental reports and surveys) as may be required by Lender); (c) appropriate Code financing statements are filed to perfect Lender's Lien under such security agreement; (d) Borrower pays all of Lender's costs in connection with such transaction; (e) Borrower's counsel delivers to Lender a legal opinion in form and substance satisfactory to Lender; (f) the investment in, or acquisition of, such Domestic Subsidiary is within the limits set forth in Section 6.4 and Section 7.5, and (g) no Default or Event of Default (including, without limitation, under Section 6 and Section 7 hereof) then exists or would be caused thereby.

                    6.12.   Foreign Subsidiaries. Shall acquire, form or dispose of any Foreign Subsidiaries or permit any Foreign Subsidiary to issue capital stock except to its parent; provided, however, Borrower may form and acquire Foreign Subsidiaries if: (a) the investment in, or acquisition of, such Foreign Subsidiary is within the limits set forth in Section 6.4 and Section 7.5; (b) Borrower pays all of Lender's costs in connection with such transaction; (c) Borrower's counsel delivers to Lender a legal opinion in form and substance satisfactory to Lender; and (d) no Default or Event of Default (including, without limitation, under Section 6 and Section 7 hereof) then exists or would be caused thereby.

                    6.13.   Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Shall (i) dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise, all or a substantial part (more than 10% in the aggregate during the term hereof) of the assets of any Person, nor (ii) sell, transfer, lease or otherwise dispose of all or a substantial part (more than 10% in the aggregate during the term hereof) of its property or assets, except for the sale of Inventory in the ordinary course of business, nor (iii) sell or dispose of any equity ownership interests in any Subsidiary; provided, however, (x) any Subsidiary may merge with and into the Borrower, with the Borrower as the surviving corporation, any Foreign Subsidiary may merge with and into another Foreign Subsidiary or with and into a Domestic Subsidiary (if the Domestic Subsidiary is the surviving

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corporation), and any Domestic Subsidiary may merge with and into another Domestic Subsidiary and (y) Borrower may make acquisitions to the extent permitted by Section 7.5 hereof (but otherwise subject to the terms hereof).

                    6.14.   Change of Fiscal Year or Accounting Methods. Shall change its fiscal year or its accounting methods except as required by GAAP or the rules and regulations of the Securities and Exchange Commission.

          7.        Financial Covenants. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, it shall:

                    7.1.    Net Worth. Maintain, as of March 31, 2002, a minimum Net Worth of no less than $51,000,000, minus a one time write down in good-will caused by FASB 142 in an amount not in excess of $10,500,000. Borrower's Net Worth shall increase, as of each fiscal year-end thereafter, by 65% of the Borrower's Net Income for such year, less $2,000,000 for the repurchase of Borrower's stock. "Net Worth" shall mean, as of any date of determination, Borrower's total capital stock, plus Borrower's paid-in-capital, plus Borrower's retained earnings, net of the Borrower's treasury stock and net of foreign currency translation adjustments, in each case calculated on a consolidated basis and in accordance with GAAP. "Net Income" shall mean, for any period, the net income of the Borrower and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP.

                    7.2.    Funded Debt to Cash Flow Ratio. Maintain, as of each fiscal quarter-end, a ratio of its Funded Debt as of such date to its Cash Flow for the Trailing Four Quarter Period of no greater than 2.50 to 1.00. "Funded Debt" shall mean, as of any date of calculation, Borrower's Debt for money borrowed and Debt represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Debt upon which interest charges are customarily period, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Debt issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Debt for money borrowed, and, without duplication, guaranties of any of the foregoing, in each case calculated on a consolidated basis and in accordance with GAAP. "Cash Flow" shall mean, as of any date of calculation, Borrower's Net Income for the Trailing Four Quarter Period, plus, to the extent deducted in determining Net Income for such period, the sum of each of the following for such period: (a) depreciation and amortization allowances, (b) interest expense (net of any interest income) and (c) income tax expense, in each case calculated on a consolidated basis and in accordance with GAAP.

                    7.3.    Debt Service Coverage Ratio. Maintain, as of each fiscal quarter-end, a ratio of its Adjusted Cash Flow to its Debt Service of not less than 1.50 to 1.00. "Adjusted Cash Flow" shall mean, as of any date of calculation, Borrower's Cash Flow minus dividends, distributions and withdrawals for the most recently completed Trailing Four Quarter Period.

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"Debt Service" shall mean, as of any date of calculation, the portion of Borrower's Long Term Debt and interest expense which is due and payable during the Prospective Four Quarter Period, in each case calculated on a consolidated basis and in accordance with GAAP. "Long Term Debt" shall mean, as of any date of calculation, that portion of Borrower's Total Liabilities which is due and payable during the Prospective Four Quarter Period.

                    7.4.    Capital Expenditures. Not make in any fiscal year Capital Expenditures and Capital Lease Obligations in excess of $5,000,000 in the aggregate without the prior written consent of Lender.

                    7.5.    Acquisitions. Not make in any fiscal year any acquisition or series of acquisitions without Lender's approval where the aggregate gross consideration is in excess of $5,000,000 (whether cash or stock, including the assumption of Debt, as permitted under this Agreement); provided, however, (x) for any such acquisition or series of acquisitions, no Default or Event of Default shall then exist or be caused thereby and (y) the amount of loans to and investments in Foreign Persons pursuant to Section 6.4(f) shall be included as "gross consideration" for the purposes of this Section, regardless of whether such transaction constitutes an acquisition or series of acquisitions for the purposes of this Section. Acquisition(s) that exceed $5,000,000 in any fiscal year may be made by Borrower only with the prior written approval of Lender by submitting to Lender such information concerning such acquisitions as Lender may request including, without limitation, a pro-forma income statement and balance sheet of the combined entities for the immediately Trailing Four Quarter Period based on actual results, along with a pro-forma income statement and balance sheet of the Prospective Four Quarter Period.

         8.        Default.

                    8.1.    Events of Default. Each of the following shall constitute an Event of Default:

                    (a)      There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Notes, any amounts due hereunder or any other Loan Document, or any other Obligations; or

                    (b)      There shall occur any default by Borrower or any other party to any Loan Document (other than Lender) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 8; or

                    (c)      Any representation or warranty made by Borrower or any other party to any Loan Document (other than Lender) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

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                    (d)      Any other obligation now or hereafter owed by Borrower or any other party to any Loan Document to Lender shall be in default and not cured within the grace period, if any, provided therein, or Borrower any Subsidiary shall be in default under any obligation in excess of $100,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                    (e)      Borrower or any Subsidiary or any other party to any Loan Document shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets,  admit in writing its inability, or be generally unable, to pay its debts as the debts become due,  make a general assignment for the benefit of its creditors,  commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,  fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or  take any corporate action for the purpose of effecting any of the foregoing; or

                    (f)      An involuntary petition or complaint shall be filed against Borrower or any Subsidiary or any other party to any Loan Document seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Subsidiary or any other party to any Loan Document, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

                    (g)      A judgment shall be rendered against the Borrower or any Subsidiary or any other party to any Loan Document in excess of $100,000 (except, in the case of any Foreign Subsidiary, such threshold shall be $500,000) and shall remain undischarged, undismissed and unstayed for more than thirty (30) days (except judgments validly covered by insurance with a deductible of not more than $100,000 (or in the case of any Foreign Subsidiary, $500,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the assets of Borrower, any Subsidiary or any other party to any Loan Document by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                    (h)      Loss, theft, damage or destruction of any material portion of the tangible assets of Borrower and its Subsidiaries for which there is either no insurance coverage or for which, in the reasonable opinion of Lender, there is insufficient insurance coverage; or

                    (i)      Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

                    (j)      any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of

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the outstanding shares of the voting common stock of Borrower; or as of any date, a majority of the Board of Directors of Borrower consists of individuals who were not either (A) directors of Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by a Board of Directors of Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                    (k)      There shall occur any event or condition that could reasonably be expected to have a Material Adverse Effect.

                    8.2.    Remedies. If any Default or Event of Default shall occur, Lender may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Lender may at its option take any or all of the following actions:

                    (a)      Lender may declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

                    (b)      Without waiving any of its other rights hereunder or under any other Loan Document, Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Lender, Borrower will promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender. Borrower agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

                    (c)      Lender may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in Borrower's name or Lender's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

                    (d)      Any notice of sale, disposition or other action by Lender required by law and sent to Borrower at Borrower's address herein, or at such other address of Borrower as may from time to time be shown on the records of Lender, at least 5 days prior to such action, shall constitute reasonable notice to Borrower. Notice shall be deemed given or sent when mailed postage prepaid to Borrower's address as provided herein. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received

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by Lender with respect to any of the Collateral, to Obligations in such order and manner as Lender may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Lender in a recognized market for such collateral without providing notice of sale. Borrower waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Borrower has requested such sale or disposition.

                    8.3.    Receiver. In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, at Lender's option.

                    8.4.    Deposits; Insurance. After the occurrence of an Event of Default, Borrower authorizes Lender to collect and apply against the Obligations when due any cash or deposit accounts in its possession, and irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

         9.        Security Agreement.

                    9.1.    Security Interest.

                    (a)      As security for the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Lender, Borrower hereby pledges to Lender and gives Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower and wherever located.

                    (b)      Except as herein or by applicable law otherwise expressly provided, Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested Lender to take and Lender's omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Lender of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Lender's options, powers or rights under this Agreement or otherwise arising.

                    (c)      Lender may at any time and from time to time, with or without notice to Borrower, (i) transfer into the name of Lender or the name of Lender's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment

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thereon direct to Lender of any amounts due or to become due thereon and (iii) receive and after a Default or Event of Default direct the disposition of any proceeds of any Collateral.

                    9.2.    Power of Attorney. Lender is authorized to file financing statements relating to Collateral without Borrower's signature where authorized by law. Borrower authorizes Lender at Borrower's expense to file any financing statements relating to the Collateral (without Borrower's signature thereon) which Lender deems appropriate and Borrower irrevocably appoints Lender as its attorney-in-fact to execute any such financing statements in Borrower's name and to perform all other acts which Lender deems appropriate to perfect and to continue perfection of the security interest of Lender. Borrower hereby appoints Lender as Borrower's attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower may be owed. Borrower hereby also constitutes and appoints Lender the true and lawful attorney of Borrower with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Agreement. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

                    9.3.    Entry. Borrower hereby irrevocably consents to any act by Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and Borrower hereby waives its right to assert against Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                    9.4.    Other Rights. Borrower authorizes Lender without affecting Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Lender in its sole discretion may determine.

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                    9.5.    Accounts. Before or after any Default or Event of Default, Lender may notify any Account Debtor of Lender's security interest and may direct such Account Debtor to make payment directly to Lender for application against the Obligations. Any such payments received by or on behalf of Borrower at any time, whether before or after default, shall be the property of Lender, shall be held in trust for Lender and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Lender) and shall be immediately delivered to Lender in the form received. Lender shall have the right to apply any proceeds of Collateral to such of the Obligations as it may determine.

                    9.6.    Control. Borrower will cooperate with Lender in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights and "electronic chattel paper" (as defined in the Code). Borrower will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper. Borrower will not create any electronic chattel paper without taking all steps deemed necessary by Lender to confer control of the electronic chattel paper upon Lender in accordance with the Code.

                    9.7.    Waiver of Marshaling. Borrower hereby waives any right it may have to require marshaling of its assets.

          10.      Miscellaneous

                    10.1.   No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

                    10.2.   Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Obligations is outstanding, there exists any commitment by Lender to Borrower, and until this Agreement is formally terminated in writing.

                    10.3.   Indemnity By Borrower; Expenses. In addition to all other Obligations, Borrower agrees to defend, protect, indemnify and hold harmless Lender and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' and paralegals' fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower

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and Borrower's operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby, maintenance of the Loans by Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Obligations, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Lender's furnishing of funds to Borrower under this Agreement, (iii) Lender's preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including reasonable attorneys fees if collected by or through an attorney at law and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, (iv) periodic field exams, audits and appraisals performed by Lender; and/or (v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee's gross negligence or willful misconduct. In addition, Borrower agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender or Borrower with respect to the applicability of such tax. Borrower's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Lender shall be part of the Obligations, chargeable against Borrower's loan account, and shall survive termination of this Agreement.

                    10.4.   Notices. Any notice or other communication hereunder or under the Notes to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Lender: BANK OF AMERICA, N.A.
                   Jacksonville CLSC; Attn: Notice Desk
                   9000 Southside Blvd., 3rd Floor
                   Jacksonville, FL 32256

Borrower: CPAC, INC.
                   2364 Leicester Road
                   Leicester, New York 14481
                   Attn: President

With copy: Chamberlain, D'Amanda, Oppenheimer & Greenfield
                   1600 Crossroads Building

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                   Two State Street
                   Rochester, New York 14614
                   Attention: Robert Oppenheimer, Esq.

                    10.5.   Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Georgia and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

                    10.6.   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void.

                    10.7.   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                    10.8.   No Usury. Regardless of any other provision of this Agreement, the Notes or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Notes and not to the payment of interest, and (ii) if the Loans evidenced by the Notes have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Notes or the refunding of excess to be a complete settlement and acquittance thereof.

                    10.9.   Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

                    10.10.  Approvals. If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

                    10.11.  Arbitration.

                    (a)      This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement; (collectively a "Claim").

                    (b)      At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S.

45

Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

                    (c)      Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

                    (d)      The arbitration shall be administered by JAMS and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Georgia. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

                    (e)      The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

                    (f)      This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

                    (g)      The filing of a court action is not intended to constitute a waiver of the right of the Borrower or the Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

                    (h)      By agreeing to binding arbitration, the parties irrevocably and voluntarily waive, to the extent permitted by law, any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive, to the extent permitted by law, any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

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                    10.12.  Participations. Lender shall have the right to enter into one or more participation with other lenders with respect to the Obligations. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Lender pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lender from pledging or assigning this Agreement and Lender's rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

                    10.13.  Dealings with Multiple Borrowers. If more than one Person is named as Borrower hereunder, all Obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. Lender shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

                    10.14.  Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Lender to attempt to realize upon any collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

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                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Ken Topham
Title: Vice President

BORROWER:

CPAC, INC.

By: /s/ Thomas J. Weldgen
Title: VP Finance & CFO

Attest: Robert Oppenheimer
Title: Sec

[SEAL]

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SCHEDULE OF EXHIBITS

(If any exhibit is omitted, the information called for therein shall be considered "None" or "Not Applicable")

Exhibit	Section Reference	Title
1	1 ("Definitions")	Definitions
4.9	4.9 ("Location")	Offices of Borrower
4.13	4.13 ("Subsidiaries")	List of Subsidiaries
4.17	4.17 ("Names; Mergers")	Names
5.6	5.6 ("Financial Reports")	Compliance Certificate
5.9	5.9 ("Subordinations")	Non-Subordinated Items
6.11	6.11(a) ("New Subsidiaries")	Subsidiary Guaranty
6.11	6.11(b) ("New Subsidiaries")	Subsidiary Security Agree.
6.11	6.11(c) ("New Subsidiaries")	Subsidiary UCC-1

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EXHIBIT 1

Definitions

1.1     Defined Terms:

"Account" means all "accounts" as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

"Account Debtor" means an "account debtor" as defined in the Code from time to time.

"Advance" means an advance of proceeds of the Revolving Loan to Borrower pursuant to this Agreement.

"Advance Date" means the date on which an Advance is made.

"Affiliate" of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

"Authority" shall mean any governmental authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof.

"Bond Letter of Credit" shall mean the letter of credit, in the stated amount of $6,160,274, issued by Lender to secure the $6,000,000 City of Great Bend, Kansas Taxable Variable/Fixed Rate Demand Economic Development Revenue Bonds (Fuller Industries, Inc. Project), Series 1989.

"Business Day" means a weekday on which commercial banks are open for business in Atlanta, Georgia.

"Capital Expenditures" means expenditures that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such expenditures shall be the capitalized amount of such expenditures determined in accordance with GAAP.

"Capital Lease Obligations" means Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

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"Change of Law" shall mean the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Authority.

"Chattel Paper" means "chattel paper" as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

"Code" means the Uniform Commercial Code, as in effect in Georgia from time to time.

"Collateral" means all personal property of Borrower, wherever located and whether now owned by Borrower or hereafter acquired, including, without limitation: (a) all Accounts; (b) all General Intangibles; (c) all Chattel Paper, Documents and Instruments and rights to payment evidenced thereby, (d) all Inventory; (e) all Equipment and Fixtures; (f) all Investment Property; (g) all Deposit Accounts; (h) all Collateral Letters of Credit and Collateral Letter of Credit Rights; (i) all rights to payment of money from Lender under any Interest Rate Agreement, and all other Accounts, General Intangibles and other Goods described in any Interest Rate Agreement; (j) any other collateral in which Lender may be hereafter granted a security interest or Lien; and (k) all parts, replacements, substitutions, profits, products and cash and non-cash Proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

"Collateral Letters of Credit" and "Collateral Letter of Credit Rights" means "letters of credit" and "letter of credit rights", respectively, each as defined in the Code from time to time.

"Debt" means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

"Default" or "default" means any of the events specified in Section 8.1, whether or not any requirement in such Section for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

"Default Rate" means the "default rate" of interest per annum specified in the applicable Note.

"Deposit Account" means "deposit account" as defined in the Code from time to time.

"Document" means "document" as defined in the Code from time to time.

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"Domestic Subsidiary" means any corporation, partnership or other entity organized and existing under the laws of the United States or any State, Commonwealth or Territory thereof, in which Borrower, directly or indirectly, owns fifty percent (50%) or more of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

"Environmental Laws" means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other "Superfund" or "Superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

"Equipment" means "equipment" as defined in the Code from time to time.

"Event of Default" means any event specified as such in Section 8.1 hereof, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

"Fixtures" means "fixtures" as defined in the Code from time to time.

"Foreign Subsidiary" means any corporation, partnership or other entity organized and existing other than under the laws of the United States, or any State, Commonwealth or Territory thereof, in which Borrower, directly or indirectly, owns fifty percent (50%) or more of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

"Foreign Person" means any corporation, partnership or other entity organized and existing other than under the laws of the United States, or any State, Commonwealth or Territory thereof, in which Borrower, directly or indirectly, owns less than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

"GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

"General Intangibles" means "general intangibles" as defined in the Code from time to time, including "payment intangibles" and "software" (each as defined in the Code from time to time).

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"Guarantor" means any Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations.

"Guaranty Agreement" means any guaranty instrument now or hereafter executed and delivered by any Guarantor to Lender, as it may be modified.

"Instrument" means "instrument" as defined in the Code from time to time.

"Interest Rate Agreement" means any document, instrument or agreement between Borrower and Lender or any affiliate of Lender, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time, with such obligations and indebtedness by their terms being secured hereby.

"Inventory" means "inventory" as defined in the Code from time to time.

"Investment Property" means "investment property" as defined in the Code from time to time.

"Leasehold Mortgage" means the Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated of even date herewith, from CPAC Brush, Inc. to Lender (then known as NationsBank of Georgia, National Association), as amended, modified, supplemented or restated from time to time.

"Lien" means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.

"Loans" means the loan facility identified in Article 2 hereof.

"Loan Documents" means this Agreement, the Notes, each Guaranty Agreement, any Interest Rate Agreement, the Advance requests, each Security Agreement, the Reimbursement Agreement, Leasehold Mortgage and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.

"Material Adverse Effect" means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower, any Subsidiary and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the

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ability of Borrower, any Subsidiary or any other Person to fulfill any obligation under any of the Loan Documents.

"Maximum Auto-Borrow Revolving Loan Amount" means $10,000,000.

"Maximum Manual Revolving Loan Amount" means $10,000,000.

"Maximum Revolving Loan Amount" means $20,000,000.

"Notes" shall have the meaning set forth in Section 2.2 and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

"Obligations" means all obligations now or hereafter owed to Lender by Borrower, whether related or unrelated to the Loans and or the Bond Letter of Credit, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, Borrower's reimbursement obligations under the Reimbursement Agreement for draws under the Bond Letter of Credit and the other "Obligations" as defined in the Reimbursement Agreement, sums advanced to pay overdrafts on any account maintained by Borrower with Lender, reimbursement obligations for outstanding letters of credit or banker's acceptances issued for the account of Borrower or its Subsidiaries hereunder or otherwise, amounts paid by Lender under letters of credit or drafts accepted by Lender for the account of Borrower or its Subsidiaries, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Lender and Borrower whenever executed, all fees, all costs of collection, attorneys' fees and expenses of or advances by Lender which Lender pays or incurs in discharge of obligations of Borrower, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

"Permitted Debt" means (a) the Obligations; (b) Debt for money borrowed not exceeding $2,000,000 in aggregate principal amount at any time outstanding for Borrower and all Domestic Subsidiaries; (c) Debt not incurred through the borrowing of money; (d) other Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due; (e) Debt of any Subsidiary to Borrower or another Subsidiary; (f) endorsement of checks for collection in the ordinary course of business; and (g) Debt incurred by Foreign Subsidiaries so long as (x) no Default or Event of Default then exists or would be caused by such Debt being incurred and (y) neither the Borrower nor any Domestic Subsidiary guarantees all or any portion of such Debt.

"Permitted Liens" means (a) Liens securing the Obligations; (b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien; (c) Liens for deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and similar laws; (d) attachment, judgment and other similar non-tax Liens arising in connection with court

54

proceedings but only if and for so long as (i) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (ii) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (iii) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person's business; (e) Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of equipment, provided that such Lien does not secure more than the purchase price of such equipment and does not encumber property other than the purchased property; (f) Liens in the nature of easements or other similar encumbrances or restrictions (not securing Debt) on the use of Borrower's properties, so long as such Liens do not materially impair Borrower's use of such property; and (g) Liens granted or incurred by any Foreign Subsidiary to secure its Debt, so long as (i) no Default or Event of Default then exists or would be caused by such Lien being granted or incurred, (y) such Lien is limited solely to the assets of such Foreign Subsidiary and (z) neither Borrower nor any Domestic Subsidiary has granted or incurred a Lien to secure all or any portion of such Foreign Subsidiary's Debt.

"Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

"Proceeds" means "proceeds" as defined in the Code from time to time.

"Prospective Four Quarter Period" shall mean, as of any date, the four fiscal quarter period immediately following such date.

"Regulated Materials" means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

"Reimbursement Agreement" means the Reimbursement Agreement, dated as of October 13, 1994, between Borrower and CPAC Brush, Inc., jointly and severally, and Lender (then known as NationsBank of Georgia, National Association), as the same may be amended, modified supplemented or restated from time to time.

"Revolving Loan Period" means the period from and including the date of this Agreement to and including the Revolving Loan Termination Date.

"Revolving Loan Termination Date" or "Termination Date" means October 31, 2004.

"Security Agreement" means this Agreement as it relates to a security interest in the Collateral, the Leasehold Mortgage and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Lender a security

55

interest in any Collateral to secure the Obligations (including any arising under any Interest Rate Agreement).

"Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

"Subsidiary" means any Domestic Subsidiary or any Foreign Subsidiary, as the case may be.

"Trailing Four Quarter Period" shall mean, as of any date, the four fiscal quarter period immediately preceding such date.

1.2     Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

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Exhibit 4.9

Main Offices of Borrower

CPAC, Inc.
2364 Leicester Road, P.O. Box 175, Leicester, NY 14481

Profit Recovery Systems, Inc.
P.O. Box 218, Leicester, NY 14481

Allied Diagnostic Imaging Resources, Inc.
5440 Oakbrook Parkway, Norcross, GA 30093

The Fuller Brush Company, Inc.
One Fuller Way, P.O. Box 729 Great Bend, KS 67530

Trebla Chemical Company
8417 Chapin Industrial Drive, St. Louis, Mo. 63114

CPAC Europe, NV
Industriepark, Klein Gent
Saffierstraat 3
2200 Herentals, Belgium

CPAC Italia S.r.l.
Chimifoto Orano, Via Bolzano 29
20127 Milano, Italy

CPAC Africa (Pty) LTD
T/A RT Chem Corporation
Unit B1 Zandpark, Richarsbay Ave.
Kirkney Ext. 6, Pretoria, South Africa

Postal Address:
T/A RT Chem CorporationP.O. Box 19285
Pretoria West
0117 south Africa

CPAC Asia LTD
122 Moo 9 Banga-Trad Highway Km 36
Bangwua, Bangpakong, Chachoengsao 24180 Thailand

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Exhibit 4.13

List of Subsidiaries

Domestic Subsidiaries

Allied Diagnostic Imaging Resources, Inc.
The Fuller Brush Company, Inc.
Profit Recovery Systems, Inc.
Trebla Chemical Company

Foreign Subsidiaries

CPAC Europe, NV
CPAC Italia S.r.l.
CPAC Africa (Pty) LTD
CPAC Asia LTD

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Exhibit 4.17

Names; Mergers; Acquisitions

1. CPAC, Inc. was formerly known as Computerized Pollution Abatement Corporation.

2. Allied Diagnostic Imaging Resources, Inc. was formerly known as Allied Photo Products Co., Inc.

3. The Fuller Brush Company, Inc. was formerly known as CPAC Brush, Inc.

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Exhibit 5.9

Subordinations

1. Rabbi Trust f/b/o Thomas N. Hendrickson

2. CPAC, Inc. Non-Qualified Deferred Compensation Plan

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Exhibit 6.11(a)

Form of Subsidiary Guaranty

GUARANTY

(_______________________)

         THIS GUARANTY ("Guaranty") is made and entered into as of                    , 20     , by                                                 (the "Guarantor") in favor of BANK OF AMERICA, N.A., a national banking association ("Lender").

         WHEREAS, Lender and CPAC, INC. ("Borrower") have made and entered into a certain Restated Loan and Security Agreement, dated as of August      , 2002 (as amended, modified, supplemented and restated from time to time, the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Loan Agreement); and

         WHEREAS, the Guarantor owns, directly or indirectly, certain of the equity interests in the Borrower; and

         WHEREAS, the financial accommodations to be extended to the Borrower under the Loan Agreement will inure to the benefit of the Guarantor; and

         WHEREAS, Lender has required, as a condition to the extension of financial accommodations to be extended to the Borrower under the Loan Agreement, that the Guarantor execute and deliver this Guaranty to Lender; and

         WHEREAS, the Guarantor is willing to execute and deliver this Guaranty in order to induce Lender to make financial accommodations set forth in the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants and agrees as follows:

         1.     The Guarantor unconditionally guarantees the due and punctual payment and performance of all of the Obligations.

         2.     The Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, in the Guarantor's capacity as guarantor of the Obligations, or from any other guarantor, and that the Guarantor will remain bound upon this Guaranty notwithstanding other extension or renewal of the Obligations.

         3.     The Guarantor waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations and also waives notice of protest for nonpayment. Additionally, Guarantor hereby waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder or the performance of any Obligation hereby guaranteed; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or entity or revocation hereof by any other person or entity, or the failure of Lender to file or enforce a claim against the other person or entity; (c) any defense based on the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any other person whomsoever, in connection with any Obligations hereby guaranteed; (d) any defense based upon an election of remedies by Lender; (e) any duty on the part of Lender to disclose to the Guarantor any facts it may now or hereafter know about the Borrower; (f) diligence, presentment, notice of presentment, or demand for performance of the Obligations hereby guaranteed; (g) notice of default to the Guarantor or to any other party with respect to the performance of any Obligations hereby guaranteed; (h) the collection of all or any portion of the Obligations by Lender from any other Person obligated thereon; and (i) any action required, upon notice, by any statute, against the Borrower. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of the Loan Agreement or any of the other Loan Documents, (ii) any extension or renewal of any of the terms thereof, (iii) any rescission, amendment or modification of any of the terms or provisions of the Loan Agreement or any of the other Loan Documents, (iv) the collection of all or any portion of the Obligations by Lender from any other Person obligated thereon, or (v) the release of any security held by Lender for the Obligations. Furthermore, without limiting the generality of the foregoing, the Guarantor hereby waives any defense based on (a) the discharge of the Obligations, (b) any change in the nature or terms of the Obligations, (c) any release or compromise with any co-guarantor, (d) any action of Lender that injures or increases the risk to which the Guarantor is exposed, including any impairment of collateral for the Obligations, or (e) any failure by Lender to comply with the provisions of O.C.G.A. Section 10-7-23 or Section 10-7-24.

         4.     The Guarantor further agrees that this Guaranty constitutes a guaranty of payment and not of collection and Guarantor waives any right to require that any resort be had by Lender to (i) any security held by Lender for payment of the Obligations, (ii) any other monetary obligations of the Borrower to Lender or (iii) Lender's rights against any other guarantor of the Obligations.

         5.     The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the provisions of this Guaranty, the Loan Agreement or the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy hereunder or under the Loan Agreement or any of the other Loan Documents, by any default, failure or delay, willful or otherwise, in the performance of the terms and conditions of the Loan Agreement or any of the other Loan Documents, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor, or which would otherwise operate as a discharge of the Guarantor, as a matter of law.

         6.     The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on the Obligations

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is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

         7.     In furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against the Guarantor by virtue hereof, upon failure of the Borrower to make any payment on the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to, and will forthwith pay or cause to be paid to Lender in immediately available funds in United States Dollars at its office at Jacksonville CLSC; Attn: Notice Desk, 9000 Southside Blvd., 3rd Floor, Jacksonville, FL 32256, an amount equal to and to be applied in payment of the unpaid amount of such portion of the Obligations and all other monetary obligations of the Guarantor to Lender under this Guaranty.

         8.     The Guarantor hereby irrevocably waives and releases the Borrower from all "claims" (as defined in Section 101(4) of the federal Bankruptcy Code) to which the Guarantor is or would be entitled by virtue of the guaranty of the Obligations or the performance of the Guarantor's obligations hereunder, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the federal Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or other similar right, or indemnity, or any right of recourse to security for any of the Obligations.

         9.     The Guarantor agrees that, with or without notice or demand, the Guarantor will reimburse Lender, to the extent that such reimbursement is not made by the Borrower, for all expenses (including reasonable attorneys' fees, if the Obligations are collected by or through an attorney at law) incurred by Lender in connection with any Obligations of the Borrower to Lender, or the collection thereof.

         10.     Each reference herein to Lender shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to the Guarantor shall be deemed to include the legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

         11.     No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligations of Guarantor or of the right of Lender to take further action without notice or demand as provided herein, nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing and signed by such Guarantor and Lender, nor shall any such waiver be applicable except in the specific instance for which given.

         12.     The Guarantor agrees to indemnify Lender from and hold it harmless against any documentary taxes, withholding taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Guaranty.

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         13.     The Guarantor hereby represents and warrants that:

                   (a)     All financial information and all other information now and hereafter furnished to Lender with respect to the Guarantor is and will be true and correct in all material respects and accurately reflect the financial condition of the Guarantor, as of the dates thereof (including all contingent liabilities of every type), and that said financial condition has not changed materially or adversely since the dates of such documents.

                   (b)     The execution, delivery and performance by the Guarantor of this Guaranty, have been duly authorized by Guarantor and are within the Guarantor's power; and does not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Guarantor, (ii) result in the creation or imposition of any lien on any of the Guarantor's assets, or (iii) give cause for the acceleration of any obligations of the Guarantor to the Lender or to any other creditor.

                   (c)     The Guarantor is not, nor after consummation of this Guaranty and after giving effect to all indebtedness incurred in connection herewith will not be, insolvent within the meaning of the federal Bankruptcy Code.

                   (d)     This Guaranty constitutes the Guarantor's valid and legally binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity, whether applied at law or in equity.

         14.     The Guarantor hereby covenants and agrees that the Guarantor will:

                   (a)       (i)     Furnish to the Lender immediately upon becoming aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice specifying the nature and period of existence thereof and the action which the Guarantor is taking or proposes to take with respect thereto; and

                   (ii)       Promptly notify the Lender in writing of (i) any material adverse change in the Guarantor's financial condition or the Guarantor's business; (ii) any default under any material agreement, contract or other instrument to which the Guarantor is a party or by which any of the Guarantor's properties are bound, or any acceleration of the maturity of any indebtedness owing by the Guarantor; (iii) any material adverse claim against or affecting the Guarantor or any part of the Guarantor's properties; and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before a governmental agency or unit affecting the Guarantor.

                   (b)     Pay and discharge when due and before subject to penalty or further charge and otherwise satisfy before maturity or delinquency all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which the Guarantor in good faith disputes.

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                   (c)     Deliver to the Lender promptly, such information regarding the operation, business affairs, and financial condition of the Guarantor which the Lender may request.

         15.     This Guaranty is, and shall be deemed to be, a contract entered into, under and pursuant to the laws of the State of Georgia and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state; and no defense given or allowed by the laws of any other state shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of Georgia.

          16.     This Guaranty shall be secured by all collateral now or hereafter pledged by Guarantor to Lender, regardless of the transaction in which pledged. Any event of default by Guarantor under any agreement with Lender shall be deemed an event of default hereunder and with respect to the Obligations, entitling Lender to exercise any or all rights hereunder and thereunder.

         17.     Except as prohibited by law, Guarantor grant Bank a security interest in all of its existing or future deposit accounts with Bank and any of Bank's affiliates to secure the Guarantor's obligations hereunder.

         18.     Notwithstanding anything to the contrary herein, in no event shall Guarantor's liability hereunder exceed an amount which, if paid, would cause Guarantor to be insolvent for federal bankruptcy law purposes.

         19.     GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA OR WITHIN THE BOUNDRIES OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATE FEDERAL OR STATE COURT. GUARANTOR HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY OR IS REQUIRED TO BE SERVED IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF GEORGIA (INCLUDING SUCH UNITED STATES DISTRICT COURT) MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO GUARANTOR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY OVERNIGHT AIR COURIER SERVICE, TO THE GUARANTOR AT THE ADDRESS LISTED AT THE CONCLUSION HEREOF.

         20.     This paragraph concerns the resolution of any controversies or claims between the Guarantor and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement; (collectively a "Claim").

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         At the request of the Guarantor or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

         Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

         The arbitration shall be administered by JAMS and conducted in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Georgia. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

         The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

         This paragraph does not limit the right of the Guarantor or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

         The filing of a court action is not intended to constitute a waiver of the right of the Guarantor or the Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

         By agreeing to binding arbitration, the parties irrevocably and voluntarily waive, to the extent permitted by law, any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive, to the extent

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permitted by law, any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this Agreement.

         21.     In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and its seal affixed hereto, as of the date first above written.

By:

Title:

Attest:

Title:

                           [SEAL]

Address:

2364 Leicester Road
Leicester, New York 14481
Attn: President

With copy to:

Chamberlain, D'Amanda, Oppenheimer &
Greenfield
1600 Crossroads Building, Two State
Street, Rochester, New York 14614
Attention: Robert Oppenheimer, Esq.

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Exhibit 6.11(b)

Form of Subsidiary Security Agreement

41

Security Agreement

         THIS AGREEMENT (the "Agreement"), dated as of                          , 200___, between                                           ("Debtor"), and BANK OF AMERICA, N.A., a national banking association ("Lender");

W I T N E S S E T H :

         In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

         1.       Definitions.

         1.1      General Definitions. As used in this Agreement, capitalized terms shall have the following meaning:

"Account" means all "accounts" as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

"Account Debtor" means an "account debtor" as defined in the Code from time to time.

"Borrower" means CPAC, INC.

"Chattel Paper" means "chattel paper" as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

"Code" means the Uniform Commercial Code, as in effect in Georgia from time to time.

"Collateral" means all personal property of Debtor, wherever located and whether now owned by it or hereafter acquired, including, without limitation: (a) all Accounts; (b) all General Intangibles; (c) all Chattel Paper, Documents and Instruments and rights to payment evidenced thereby, (d) all Inventory; (e) all Equipment and Fixtures; (f) all Investment Property; (g) all Deposit Accounts; (h) all Collateral Letters of Credit and Collateral Letter of Credit Rights; (i) all rights to payment of money from Lender under any Interest Rate Agreement, and all other Accounts, General Intangibles and other Goods described in any Interest Rate Agreement; (j) any other collateral in which Lender may be hereafter granted a security interest or Lien; and (k) all parts, replacements, substitutions, profits, products and cash and non-cash Proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

"Collateral Letters of Credit" and "Collateral Letter of Credit Rights" means "letters of credit" and "letter of credit rights", respectively, each as defined in the Code from time to time.

"Deposit Account" means "deposit account" as defined in the Code from time to time.

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"Document" means "document" as defined in the Code from time to time.

"Equipment" means "equipment" as defined in the Code from time to time.

"Event of Default" means any event specified as such in Section 3.1 hereof, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

"Fixtures" means "fixtures" as defined in the Code from time to time.

"General Intangibles" means "general intangibles" as defined in the Code from time to time, including "payment intangibles" and "software" (each as defined in the Code from time to time).

"Guaranty" shall mean the guaranty, dated as of even date herewith, from Debtor in favor of Lender guaranteeing all of Borrower's Obligations, as amended, modified, supplemented, restated and renewed from time to time, together with any other guaranty agreement now or hereafter executed by Debtor in favor of Bank guaranteeing all or any portion of Borrower's Obligations, as the same may be amended, modified, supplemented, restated and renewed from time to time.

"Instrument" means "instrument" as defined in the Code from time to time.

"Inventory" means "inventory" as defined in the Code from time to time.

"Investment Property" means "investment property" as defined in the Code from time to time.

"Loan Agreement" shall mean the Restated Loan and Security Agreement, dated as of August       , 2002, between Borrower and Lender, as amended, modified, supplemented and restated from time to time.

"Obligations" means all obligations now or hereafter owed to Lender by either or both of Debtor and Borrower, whether related or unrelated to the Loans, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, Debtor's obligations under the Guaranty and the other "Obligations" as defined in the Guaranty, sums advanced to pay overdrafts on any account maintained by either or both of Debtor and Borrower with Lender, reimbursement obligations for outstanding letters of credit or banker's acceptances issued for the account of either or both of Debtor and Borrower or its Subsidiaries hereunder or otherwise, amounts paid by Lender under letters of credit or drafts accepted by Lender for the account of either or both of Debtor and Borrower or its Subsidiaries, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Lender and either or both of Debtor and Borrower whenever executed, all fees, all costs of collection, attorneys' fees and expenses of or advances by Lender which Lender

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pays or incurs in discharge of obligations of either or both of Debtor and Borrower, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

"Proceeds" means "proceeds" as defined in the Code from time to time.

         1.2.    Other Definitions. All other capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

         2.       Security Agreement.

                  2.1      Security Interest.

                   (a)       As security for the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Debtor hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by either or both of Debtor and Borrower to Lender, Debtor hereby pledges to Lender and gives Lender a continuing security interest in and general Lien upon and right of set-off against, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired by it and wherever located.

                   (b)       Except as herein or by applicable law otherwise expressly provided, Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Debtor agrees to take such steps. In any case Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as it may have reasonably requested Lender to take and Lender's omission to take any action not requested by it shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Lender of specified items of Collateral against any liability of Debtor shall waive or affect any security interest in or Lien against other items of Collateral or any of Lender's options, powers or rights under this Agreement or otherwise arising.

                   (c)       Lender may at any time and from time to time, with or without notice to Debtor, (i) transfer into the name of Lender or the name of Lender's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Lender of any amounts due or to become due thereon and (iii) receive and after a Default or Event of Default direct the disposition of any proceeds of any Collateral.

                  2.2      Power of Attorney. Lender is authorized to file financing statements relating to Collateral without a Debtor's signature where authorized by law. Debtor authorizes Lender at its expense to file any financing statements relating to the Collateral (without its signature thereon) which Lender deems appropriate and Debtor irrevocably appoints Lender as its attorney-in-fact to execute any such financing statements in its name and to perform all other acts which Lender deems appropriate to perfect and to continue perfection of the security

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interest of Lender. Debtor hereby appoints Lender as its attorney-in-fact to endorse, present and collect on its behalf and in its name any draft, checks or other documents necessary or desirable to collect any amounts which it may be owed. Debtor hereby also constitutes and appoints Lender as its true and lawful attorney with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Agreement. Lender is hereby granted a license or other right to use, without charge, its labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and its rights under all licenses and all franchise agreements shall inure to Lender's benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations. If any deficiency shall arise, Debtor shall remain liable to Lender therefor.

                  2.3      Entry. Debtor hereby irrevocably consents to any act by Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) after an Event of Default, taking possession of the Collateral and Debtor hereby waives its right to assert against Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                  2.4      Other Rights. Debtor authorizes Lender without affecting its obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Lender in its sole discretion may determine.

                  2.5      Accounts. After any Default or Event of Default, Lender may notify any Account Debtor of Lender's security interest and may direct such Account Debtor to make payment directly to Lender for application against the Obligations. Any such payments received by or on behalf of Debtor at any time shall be the property of Lender, shall be held in trust for Lender and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of such Debtor in an account with Lender) and shall be immediately delivered to Lender in the form received. Lender shall have the right to apply any proceeds of Collateral to such of the Obligations as it may determine.

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                  2.6      Control. Debtor will cooperate with Lender in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights and "electronic chattel paper" (as defined in the Code). Debtor will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper. Debtor will not create any electronic chattel paper without taking all steps deemed necessary by Lender to confer control of the electronic chattel paper upon Lender in accordance with the Code.

                  2.7      Waiver of Marshaling. Debtor hereby waives any right it may have to require marshaling of its assets.

         3.       Default.

                  3.1      Events of Default. Each of the following shall constitute an Event of Default:

                   (a)       There shall occur any default by either or both of Debtor and Borrower in the payment, when due, of any of its Obligations; or

                   (b)       There shall occur any default by either or both of Debtor and Borrower in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 3; or

                   (c)       Any representation or warranty made by either or both of Debtor and Borrower herein or in any Loan Document to which it is a party or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                   (d)       An "Event of Default" shall occur under and as defined in the Loan Agreement.

                  3.2      Remedies. If an Event of Default shall have occurred and be continuing, Lender may at its option take any or all of the following actions:

                   (a)       Lender may declare any or all Obligations to be immediately due and payable (if not earlier demanded), bring suit against Debtor to collect the Obligations, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies. If requested by Lender, Debtor will promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender. Debtor agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to it if the notice is mailed to it by regular or certified mail, postage prepaid, at least five days before the action to be taken.

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                   (b)       Lender may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for Proceeds of any Collateral (either in its name or Lender's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts.

                  3.3      Receiver. In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to, subject to applicable court orders governing such receivership, take possession of and operate and/or dispose of the business and assets of Debtor and any costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, at Lender's option.

                  3.4      Deposits; Insurance. After the occurrence of an Event of Default, Debtor authorizes Lender to collect and apply against the Obligations when due any cash or deposit accounts in its possession, and irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

         4.       Miscellaneous.

                  4.1      No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

                  4.2      Survival of Representations. All representations and warranties made herein shall survive the making of the Loan and the delivery of the Note, and shall continue in full force and effect so long as any Obligations is outstanding, there exists any commitment by Lender to Debtor or Borrower, and until (i) the Loan is repaid in full or (ii) this Agreement is formally terminated in writing.

                  4.3      Indemnity By Debtor; Expenses. In addition to all other Obligations, Debtor agrees to defend, protect, indemnify and hold harmless Lender and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' and paralegals' fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Debtor and their operations), negotiation, preparation, execution and/or performance by Debtor of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby, maintenance of the Loans by Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the

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Obligations, (ii) any suit, investigation, action or proceeding by any Person (other than Debtor), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Lender's furnishing of funds to Debtor or Borrower under the Loan Agreement, (iii) Lender's preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including reasonably and actual attorneys fees if collected by or through an attorney at law and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and/or (iv) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee's gross negligence or willful misconduct. In addition, Debtor agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender or Debtor with respect to the applicability of such tax. Debtor's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Lender shall be part of the Obligations, chargeable against its loan account, and shall (a) survive termination of this Agreement for one year, and (b) terminate upon repayment of the Loan.

                  4.4      Notices. Any notice or other communication hereunder or under the Loan Agreement to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, or telexed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):
Lender:	BANK OF AMERICA, N.A. Jacksonville CLSC; Attn: Notice Desk 9000 Southside Blvd., 3rd Floor Jacksonville, FL 32256
Debtor:	c/o CPAC, INC. 2364 Leicester Road Leicester, New York 14481 Attn: President.
With copy:	Chamberlain, D'Amanda, Oppenheimer & Greenfield 1600 Crossroads Building, Two State Street Rochester, New York 14614 Attention: Robert Oppenheimer, Esq.

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                  4.5      Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Georgia and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

                  4.6      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Debtor and Lender, and their respective successors and assigns; provided, that Debtor may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void.

                  4.7      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

                  4.8      Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

                  4.9      Approvals. If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

                  4.10     Arbitration.

           a.     GENERALLY. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

           b.      SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF DEBTOR'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY

8

PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

           C.     RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                  4.11      Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Debtor nor anyone claiming by or under Debtor will claim or seek to take advantage of any law requiring Lender to attempt to realize upon any collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Debtor, for itself and all who may at any time claim through or under it, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Lender and all obligations of Debtor hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Debtor or any third party, other than payment and performance in full of the Obligations.

9

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LENDER:

BANK OF AMERICA, N.A.

By:
Title:

DEBTOR:

By:
Title:

Attest:
Title:

[SEAL]

10

Exhibit 6.11(c)

Form of UCC-1

42

UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS (front and back) CAREFULLY
A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address) Bradley E. Wahl, Esquire Nelson Mullins Riley & Scarborough, LLP 999 Peachtree Street, N.E. Suite 1400 Atlanta, Georgia 30309			THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
1a. ORGANIZATION'S NAME [Name of Subsidiary]
OR		1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2364 Leicester Road, P O Box 175			CITY Leicester	STATE NY	POSTAL CODE 14481	COUNTRY U.S.A.
1d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any [ ] NONE
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
2a. ORGANIZATION'S NAME
OR		2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. TAX ID #: SSN OR EIN	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any [ ] NONE
3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
3a. ORGANIZATION'S NAME Bank of America, N.A.
OR		3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 9000 Southside Boulevard, 3rd Floor			CITY Jacksonville	STATE FL	POSTAL CODE 32256	COUNTRY U.S.A.
4. This FINANCING STATEMENT covers the following collateral: All of that property described in Exhibit A attached hereto, and herein incorporated by this reference.
5. ALTERNATIVE DESIGNATION [If applicable]: [ ]LESSEE/LESSOR [ ]CONSIGNEE/CONSIGNOR [ ]BAILEE/BAILOR [ ]SELLER/BUYER [ ]AG. LIEN [ ]NON-UCC FILING
6. [ ] This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]		7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]		[ ]All Debtors [ ]Debtor 1 [ ]Debtor 2
8. OPTIONAL FILER REFERENCE DATA
FILING OFFICE COPY- NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98) NATUCCI - 5/4/01 C T System Online

EXHIBIT A

DEBTOR:

SECURED PARTY: BANK OF AMERICA, N.A.

Debtor hereby pledges to Secured Party and gives Secure Party a continuing security interest in and general lien upon, security interest in and right of set-off against, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired by it and wherever located.

Capitalized terms used herein and not otherwise defined shall have the following meanings:

"Account" means all "accounts" as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

"Account Debtor" means an "account debtor" as defined in the Code from time to time.

"Chattel Paper" means "chattel paper" as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

"Code" means the Uniform Commercial Code, as in effect in Georgia from time to time.

"Collateral" means the following property of Debtor, wherever located and whether now owned by it or hereafter acquired: (a) all Accounts; (b) all General Intangibles; (c) all Chattel Paper, Documents and Instruments and rights to payment evidenced thereby, (d) all Inventory; (e) all Equipment and Fixtures; (f) all Investment Property; (g) all Deposit Accounts; (h) all Letters of Credit and Letter of Credit Rights; (i) all rights to payment of money from Secured Party under any Interest Rate Agreement, and all other Accounts, General Intangibles and other Goods described in any Interest Rate Agreement; (j) any other collateral in which Secured Party may be hereafter granted a security interest or Lien; and (k) all parts, replacements, substitutions, profits, products and cash and non-cash Proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

"Deposit Account" means "deposit account" as defined in the Code from time to time.

"Document" means "document" as defined in the Code from time to time.

"Equipment" means "equipment" as defined in the Code from time to time.

"Fixtures" means "fixtures" as defined in the Code from time to time.

"General Intangibles" means "general intangibles" as defined in the Code from time to time, including "payment intangibles" and "software" (each as defined in the Code from time to time).

1

"Goods" means "goods" as defined in the Code from time to time.

"Interest Rate Agreement" means any document, instrument or agreement between Debtor and Secured Party or any affiliate of Secured Party, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time, with such obligations and indebtedness by their terms being secured hereby.

"Instrument" means "instrument" as defined in the Code from time to time.

"Inventory" means "inventory" as defined in the Code from time to time.

"Investment Property" means "investment property" as defined in the Code from time to time.

"Letters of Credit" and "Letter of Credit Rights" means "letters of credit" and "letter of credit rights", respectively, each as defined in the Code from time to time.

"Proceeds" means "proceeds" as defined in the Code from time to time.

2

Exhibit 5.6

COMPLIANCE CERTIFICATE

This Compliance Certificate (the "Certificate") is delivered pursuant to the Loan and Security Agreement dated as of August      , 2002 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between CPAC, INC. (the "Borrower") and Bank of America, N.A ("Lender"). Unless otherwise defined, terms used herein (including the exhibits hereto) have the meanings provided in the Loan Agreement.

[The undersigned, being the duly elected, qualified and acting ______________ of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower,] [Borrower] hereby certifies and warrants that:

He or she is the _____________ of the Borrower and that, as such, he or she is authorized to execute this Certificate on behalf of the Borrower.]

He or she is the Borrower and is authorized to execute this Certificate.]

As of ________________, _________:

Borrower was not in default of any of the provisions of the Loan Agreement during the period to which this Certificate relates;

Tangible Net Worth. Borrower's consolidated Net Worth was $________________ as computed on Net Worth Exhibit attached hereto;

Debt Service Coverage Ratio. Borrower's consolidated Debt Service Coverage Ratio was __________ to 1.0 as computed on Debt Service Coverage Ratio Exhibit attached hereto;

Funded Debt to EBITDA. Borrower's consolidated Funded Debt to EBITDA Ratio was ___________ to 1.0 as computed on Funded Debt to EBITDA Exhibit attached hereto;

Capital Expenditures. Borrower's Capital Expenditures were $___________________. (Maximum of $5,000,000 permitted)

Acquisitions. Borrower spent $_______________ on Acquisitions (Maximum of $5,000,000 permitted).

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.

CPAC, INC.

By:
Title:

43

NET WORTH EXHIBIT

Period ending

Net Worth (on a consolidated basis)

1. Net Worth:
a. Total capital stock	$
b. plus paid in capital	$
c. plus retained earnings	$
d. less treasury stock	$
e. less foreign currency translation adjustments	$
f. Total Net Worth	$

Required Net Worth: $51,000,000+ (Net Income $ x 65%) - (stock repurchase up to $2,000,000) = $

44

FUNDED DEBT TO CASH FLOW RATIO EXHIBIT

12 Month Period ending

Funded Debt to Cash Flow Ratio (on a consolidated basis)
1. Funded Debt:
all outstanding liabilities for borrowed money	$
+ other interest-bearing liabilities, including
current and long-term debt	$

(A) = Funded Debt	$

2. Cash Flow:
net income	$
+ income tax	$
+ interest expense	$
+ depreciation	$
+ amortization	$

(B) = EBITDA	$

Funded Debt to Cash Flow Ratio = 1(A) divided by 2(B)	to 1.0.

Required ratio is:	Max. 2.50 to 1.0

45

DEBT SERVICE COVERAGE RATIO EXHIBIT

12 Month Period ending

Debt Service Coverage Ratio (on a consolidated basis)
1. Adjusted Cash Flow:
Cash Flow (see prior schedule 2(B)	$
- dividends, withdrawals, and other distributions	($ )

(A) = Total Adjusted Cash Flow	$

2. Debt Service
Current portion of long term debt (as of the date
12 months prior to the current financial statement)	$
+ current portion of capitalized lease obligations	$
+ interest expense on all obligations	$

(A) = Debt Service	$

Debt Service Coverage Ratio = 1(A) divided by 2(A)	to 1.0

Required ratio is:	Min 1.50 to 1.0

46